CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of AMCON Distributing Company on Form S-8 of our report dated December 1, 1997, on our audits of the financial statements and financial statement schedules of AMCON Distributing Company as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, which report is incorporated by reference in this Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.


Omaha, Nebraska
December 22, 1997